Exhibit 10.1
SHAREHOLDERS AGREEMENT
By and Among
Haights Cross Communications, Inc.
The Investors
as defined herein
Dated as of August 10, 2007

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TABLE OF CONTENTS

Page
EXHIBITS

Exhibit A -	Form of Joinder Agreement
Exhibit B	Amendment to Bylaws

SCHEDULES
Schedule A -	Investors

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SHAREHOLDERS AGREEMENT
     THIS SHAREHOLDERS AGREEMENT (the “Agreement”) is made as of August 10, 2007, by and among Haights Cross Communications, Inc., a Delaware corporation (the “Company”) the Persons identified on Schedule A hereto as the Investors (each, an “Investor” and collectively, the “Investors”) and any other Shareholder who from time to time becomes party to this Agreement by execution of a Joinder Agreement in substantially the form attached hereto as Exhibit A. The Investors and the other holders of Preferred Stock (as defined herein) are sometimes referred to herein collectively as the “Shareholders,” and each individually, a “Shareholder
     WHEREAS, certain Investors (the “Series A Investors”) are the beneficial holders of the shares of the Company’s Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) as set forth in Schedule A of this Agreement;
     WHEREAS, certain Investors (the “Series B Investors”) are the beneficial holders of the shares of the Company’s Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”) as set forth in Schedule A of this Agreement;
     WHEREAS, on the date hereof, the Company and Investors are effecting a recapitalization of the capital stock of the Company pursuant to that certain Recapitalization Agreement by and between the Company and the Investors dated as of [July], 2007 (the “Recapitalization Agreement”) whereby all shares of Series A Preferred Stock, Series B Preferred Stock and the Company’s Series C Preferred Stock, par value $0.001 per share, will be changed into shares of Common Stock, and all the currently authorized Common Stock will be changed into one share of Common Stock; and
     WHEREAS, it is a condition to the obligations of the Company and Investors under the Recapitalization Agreement that this Agreement be executed by the parties hereof, and the parties are willing to execute this Agreement and be bound by the provisions hereof.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:
SECTION I — DEFINITIONS
     Section 1.1. Construction of Terms. As used herein, the masculine, feminine or neuter gender, and the singular or plural number, shall be deemed to be or to include the other genders or number, as the case may be, whenever the context so indicates or requires.
     Section 1.2. Terms Not Defined. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Recapitalization Agreement.
     Section 1.3. Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

     An “Affiliate” of any Person means a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.
     “Board of Directors” means the Board of Directors of the Company.
     “Common Stock” means the Common Stock and any other common equity securities issued by the Company, and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).
     “Company” shall mean Haights Cross Communications, Inc., a Delaware corporation and any successors thereto.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Major Investor” means the Series A Major Investor and the Series B Major Investors.
     “Majority Vote of the Series A Major Investors” means a vote by holders owning a majority of the Common Stock then held by the Series A Major Investor(s), in their sole and absolute discretion.
     “Majority Vote of the Series B Major Investors” means a vote by holders owning a majority of the Common Stock then held by the Series B Major Investors, in their sole and absolute discretion.
     “Person” means an individual, a corporation, an association, a joint venture, a partnership, a limited liability company, an estate, a trust, an unincorporated organization and any other entity or organization, governmental or otherwise.
     “Preferred Stock” means the Series A Preferred Stock, Series B Preferred Stock and the Series C Preferred Stock, together with any shares issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or in replacement of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).
     “QPO” means the public offering of Common Stock or common stock of any subsidiary of the Corporation registered on form S-1 (or any successor or equivalent form) under, or registered under Section 5 of, the Securities Act, with gross proceeds to the Company of at least $50,000,000.
     “Securities Act” means the Securities Act of 1933, as amended.

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     “Series A Preferred Stock” has that meaning ascribed to it in the introduction to this Agreement.
     “Series A Major Investor” means Media/Communications Partners III Limited Partnership and M/C Investors, L.L.C. and any of their affiliates as long as collectively they hold 500,000 shares of Common Stock.
     “Series B Preferred Stock” has that meaning ascribed to it in the introduction to this Agreement.
     “Series B Major Investors” means (i) Columbia Funds Master Investment Trust-Columbia High Income Master Portfolio; Columbia Funds Variable Insurance Trust 1 — Columbia High Yield Fund, Variable Series; The Mainstay Funds on Behalf of its High Yield Corporate Bond Fund; The Mainstay Funds on Behalf of its Diversified Income Fund; and Mainstay VP Series Fund, Inc. on Behalf of its High Yield Corporate Bond Portfolio and any of their affiliates, as long as collectively they beneficially own 500,000 shares of Common Stock (ii) Quadrangle Debt Recovery Income Fund, LP, Quadrangle Debt Opportunities Fund LP, QDRF Master LTD. and any of their affiliates, as long as collectively they beneficially own 500,000 shares of Common Stock, (iii) Glenview Capital Master Fund, Ltd., Glenview Institutional Partners, L.P., Glenview Capital Partners, L.P. and any of their affiliates, as long as collectively they beneficially own 500,000 shares of Common Stock and (iv) Deephaven Distressed Opportunities Trading Ltd and any of its affiliates, as long as collectively they continue to beneficially own 500,000 shares of Common Stock. For purposes of this definition, the term “affiliate” with respect to a person shall mean any investment advisor of such person, or any or other fund or custodial or other account managed by such investment advisor; provided, however, that for purposes of (i) above, “affiliate” shall be limited to accounts for which MacKay Shields LLC acts as an investment adviser or sub-advisor; and the term “beneficially own” with respect to a person shall mean the ownership of record by such person or ownership through a brokerage or other similar custodial account for the benefit of such person.
     “Series C Preferred Stock” means the Company’s Series C Preferred Stock, par value $0.001 per share.
     “Shares” means, at any time, outstanding shares of Common Stock and any other equity securities now or hereafter issued by the Company, and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend, stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).
     “Transaction Documents” shall mean this Agreement and the Recapitalization Agreement.
     “Transfer” means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of a security, any interest or rights in a security, or any rights under this Agreement. “Transferred” means the accomplishment of a Transfer, and “Transferee” means the recipient of a Transfer.

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SECTION II — REPRESENTATIONS AND WARRANTIES
     Section 2.1. Representations and Warranties of the Investors. Each of the Investors, individually and not jointly, hereby represents, warrants and covenants to the Company as follows: (a) such Investor has full authority and power under its charter, by-laws, governing partnership agreement or comparable document (if applicable) to enter into this Agreement and perform its obligations hereunder; (b) this Agreement constitutes the valid and binding obligation of such Investor enforceable against it in accordance with its terms, except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions may be limited by applicable federal or state securities laws; and (c) the execution, delivery and performance by such Investor of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to such Investor, or require such Investor to obtain any approval, consent or waiver of, or to make any filing with, any person that has not been obtained or made; and (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such Investor is a party or by which the property of such Investor is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of such Investor.
     Section 2.2. Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to the Investors as follows: (a) the Company has full corporate authority and power to enter into this Agreement and perform its obligations hereunder; (b) this Agreement constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms, except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions may be limited by applicable federal or state securities laws; and (c) the execution, delivery and performance by the Company of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to the Company, or require the Company to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company is a party or by which the property of the Company is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of the Company.

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SECTION III — RIGHTS TO PURCHASE
     Section 3.1. Right to Participate in Certain Sales of Additional Securities. The Company agrees that it will not sell or issue: (a) any shares of capital stock of the Company, (b) securities convertible into or exercisable or exchangeable for capital stock of the Company or (c) options, warrants or rights carrying any rights to purchase capital stock of the Company, unless the Company first submits a written notice to each Shareholder identifying the terms of the proposed sale (including price, number or aggregate principal amount of securities and all other material terms), and offers to each Shareholder the opportunity to purchase its Pro Rata Allotment (as hereinafter defined) of the securities (subject to increase for over-allotment if some Shareholders do not fully exercise their rights) on terms and conditions, including price, not less favorable than those on which the Company proposes to sell such securities to a third party or parties. The Company’s offer pursuant to this Section 3.1 shall remain open and irrevocable for a period of thirty (30) days following receipt by the Shareholders of such written notice provided in accordance with Section 6.5 hereof.
     Section 3.2. Shareholder Acceptance. Each Shareholder may elect to purchase the securities offered pursuant to Section 3.1 by giving written notice thereof to the Company within such 30-day period, including in such written notice the maximum number of shares of capital stock or other securities of the Company that the Shareholder wishes to purchase, including the number of such shares it would purchase if one or more other Shareholders do not elect to purchase their respective Pro Rata Allotments.
     Section 3.3. Calculation of Pro Rata Allotment. Each Shareholder’s “Pro Rata Allotment” of such securities used for purposes of this Article III shall be based on the ratio which the number of Shares owned by such Shareholder bears to all of the issued and outstanding Shares as of the date of such written offer. If one or more Shareholders do not elect to purchase their respective Pro Rata Allotment, each of the electing Shareholders may purchase such shares on a pro rata basis, based upon the relative holdings of Shares of each of the electing Shareholders in the case of over-subscription.
     Section 3.4. Sale to Third Party. Any securities offered that are not purchased by the Shareholders pursuant to the offer set forth in Section 3.1 above, may be sold by the Company, but only on terms and conditions not more favorable than those set forth in the notice to Shareholders, at any time within sixty (60) calendar days following the termination of the above-referenced 30-day period, but may not be sold to any other Person or on terms and conditions, including price, that are more favorable to the purchaser than those set forth in such offer or after such 60-day period without renewed compliance with this Article III.
     Section 3.5. Exceptions to Pre-emptive Rights. Notwithstanding the foregoing Sections 3.1 – 3.4, the right to purchase granted under this Article III shall be inapplicable with respect to: (i) 300,000 shares of Common Stock (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock distribution, stock dividend or similar event) issued or issuable in connection with, or upon the exercise of, options or other awards granted or to be granted to employees, officers or directors of the Company, including shares of Common Stock issued in replacement of shares of such Common Stock repurchased or issuable upon the exercise of any options to purchase shares of such Common Stock;

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(ii) securities issued as a result of any stock split, stock dividend, reclassification or reorganization or similar event with respect to the Shares; (iii) securities issued upon the exercise of warrants that were outstanding immediately after the Closing; (iv) securities issued in connection with any acquisition or merger that is approved by the Board of Directors; or (v) securities issued in a QPO.
SECTION IV — ELECTION OF DIRECTORS
     Section 4.1. Board Composition. Each Shareholder agrees to vote all of his, her or its Shares having voting power (and any other Shares over which he, she or it exercises voting control), in connection with the election of Directors and to take such other actions as are necessary so as to fix the number of Directors at 6 and to elect and continue in office as Directors the following:
          (a) 5 Persons (each, an “Investor Director”), each nominated by one of the Major Investors so that each Major Investor nominates one Director, which Investor Directors shall initially be Christopher Gaffney designated by Media/Communications Partners III Limited Partnership and M/C Investors, L.L.C., Eugene Davis designated by Columbia Funds Master Investment Trust-Columbia High Income Master Portfolio; Columbia Funds Variable Insurance Trust 1 — Columbia High Yield Fund, Variable Series; The Mainstay Funds on Behalf of its High Yield Corporate Bond Fund; The Mainstay Funds on Behalf of its Diversified Income Fund; and Mainstay VP Series Fund, Inc. on Behalf of its High Yield Corporate Bond Portfolio, T.J. Vigliotta designated by Quadrangle Debt Recovery Income Fund LP, Quadrangle Debt Opportunities Fund LP and QDRF Master Ltd., Curry Ford designed by Glenview Capital Master Fund, Ltd., Glenview Institutional Partners, L.P. and Glenview Capital Partners, L.P. and Phil Maslow designed by Deephaven Distressed Opportunities Trading Ltd.;
          (b) the then current Chief Executive Officer of the Company (the “CEO Director”) for so long as he or she is Chief Executive Officer of the Company, which individual shall initially be Peter Quandt; provided that if for any reason the CEO Director shall cease to serve as Chief Executive Officer of the Company, each of the Shareholders shall promptly vote their respective shares to remove him or her from the board if he or she has not resigned from such position and to elect the person who replaces him or her as Chief Executive Officer of the Company as the new CEO Director;
     Section 4.2. Removal; Vacancies. Each Shareholder agrees to vote all of his, her or its Shares having voting power (and any other Shares over which he, she or it exercises voting control), for the removal of any Director upon the request of the Persons then entitled to nominate such Director as set forth in Section 4.1 above, and for the election to the Board of Directors of a substitute designated by such party in accordance with the provisions hereof. Each Shareholder further agrees to vote all of his, her or its Shares having voting power (and any other Shares over which he, she or it exercises voting control) in such manner as shall be necessary or appropriate to ensure that any vacancy on the Board of Directors occurring for any reason shall be filled only in accordance with the provisions of this Article IV.

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     Section 4.3. Voting. Each Shareholder hereby agrees that each Investor Director and the CEO Director is entitled to one vote, and no Shareholder shall take any action to the contrary.
     Section 4.4. Deadlocks. Each Shareholder agrees to vote all of his, her or its Shares having voting power (and any other Shares over which he, she or it exercises voting control) to retain in place, during the term of this Agreement, the amendment to the Bylaws of the Company in the form attached hereto as Exhibit B, to put in effect a provision to the Bylaws of the Company to provide a means of resolving any deadlock, or tie vote occurring hereafter or any matter presented to the Board of Directors.
     Section 4.5. Expenses. The Company shall pay or promptly reimburse all of the reasonable out-of-pocket expenses of all directors (other than any directors who are employees of the Company, who shall be reimbursed in accordance with the Company’s existing travel policy in attending meetings of the Board of Directors and committees thereof. Directors other than employees of the Company may also be paid customary fees.
SECTION V — COVENANTS OF THE COMPANY
     The Company covenants and agrees with each of the Major Investors that:
     Section 5.1. Financial Statements, Reports, Etc. The Company shall furnish to each Major Investor the following reports:
          (a) Annual Financial Statements. Within ninety (90) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such fiscal year and the related consolidated statements of income, Shareholders’ equity and cash flows for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and certified by a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company;
          (b) Quarterly Financial Statements. Within forty (40) days after the end of each fiscal quarter of the Company, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such fiscal quarter and the related consolidated statements of income and cash flows for the fiscal quarter then ended, unaudited but prepared in accordance with generally accepted accounting principles and certified by the Chief Financial Officer of the Company, such consolidated balance sheet to be as of the end of such quarter and such consolidated statements of income and cash flows to be for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, in each case with comparative statements for the prior fiscal year;
          (c) Monthly Financial Statements. Within thirty (30) days after the end of each month in each fiscal year (other than the last month in each fiscal year), a consolidated balance sheet of the Company and its subsidiaries, if any, and the related consolidated statements of income, unaudited but prepared in accordance with generally accepted accounting principles and certified by the Chief Financial Officer of the Company, such consolidated balance sheet to be as of the end of such month and such consolidated statements of

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income to be for such month and for the period from the beginning of the fiscal year to the end of such month, in each case with comparative statements for the prior fiscal year; and
          (d) Other Information. Promptly, from time to time, such other information regarding the business, prospects, financial condition, operations, property or affairs of the Company and its subsidiaries as such Investor reasonably may request.
     Section 5.2. Budgets. Within sixty (60) days prior to the end of each fiscal year of the Company, the Company will prepare and submit to the board of directors for its approval a preliminary annual operating budget of the Company for the next succeeding year to be finalized by final fiscal year end results.
     Section 5.3. Inspection, Consultation and Advice. The Company shall permit and cause each of its subsidiaries, if any, to permit each Shareholder and such persons as each Major Investor may designate, at such Major Investor’s expense, to visit and inspect any of the properties of the Company and its subsidiaries, examine their books and take copies and extracts therefrom, discuss the affairs, finances and accounts of the Company and its subsidiaries with their officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with such Shareholder and such designees such affairs, finances and accounts), and consult with and advise the management of the Company and its subsidiaries as to their affairs, finances and accounts, all at reasonable times and upon reasonable notice during normal business hours and provided that such Shareholder or designee has executed a confidentiality agreement in substance and form reasonably acceptable to the Company.
     Section 5.4. Restrictive Agreements Prohibited. Neither the Company nor any of its subsidiaries shall become a party to any agreement which by its terms expressly restricts the Company’s performance of this Agreement or any other Transaction Document.
     Section 5.5. Affiliated Transactions. All transactions by and between the Company and any officer, employee, director, shareholder of the Company or persons controlling or controlled by, under common control with or otherwise affiliated with such officer, employee, director or shareholder shall be conducted on an arm’s-length basis and shall be on terms and conditions no less favorable to the Company than could be obtained from nonrelated persons.
     Section 5.6. Term. Notwithstanding Section 6.4 below, the covenants set forth in Section 5.3 shall continue for so long as any Investor Director is a member of the Board of Directors.
SECTION VI — MISCELLANEOUS PROVISIONS
     Section 6.1. Survival of Covenants. Each of the parties hereto agrees that each covenant and agreement made by it in this Agreement or in any certificate, instrument or other document delivered pursuant to this Agreement is material, shall be deemed to have been relied upon by the other parties and shall remain operative and in full force and effect after the date hereof regardless of any investigation. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties hereto and their respective successors and permitted assigns to the extent contemplated herein.

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     Section 6.2. Legend on Securities. The Company and the Shareholders acknowledge and agree that in addition to any other legend on the certificates representing Shares held by them, substantially the following legends shall be typed on each certificate evidencing any of the Shares held at any time by any of the Shareholders:
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “ACT”), OR ANY UNITED STATES STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.
THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A SHAREHOLDERS AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT.
     Section 6.3. Amendment and Waiver; Actions of the Board. Any party may waive any provision hereof intended for its benefit in writing. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party hereto at law or in equity or otherwise. This Agreement may be amended with the prior written consent of the Company, a Majority Vote of the Series A Major Investor(s) and a Majority Vote of the Series B Major Investors. Any consent given as provided in the preceding sentence shall be binding on all Shareholders; provided that any amendment that would materially and adversely affect any Shareholder disproportionately more than any other Shareholder, respectively, shall not be effective against such Shareholder, as the case may be, without such Shareholder’s written consent with respect thereto. For the avoidance of doubt, no amendment shall be effective that affects a Major Investor’s rights to designate a Board member without the written consent of such Major Investor.
     Section 6.4. Effectiveness and Termination. This Agreement shall become effective immediately upon the Closing. This Agreement shall terminate, and have no further force and effect, upon the earlier of (i) the Company consummating a transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of the Company pursuant to the Company’s Second Amended and Restated Certificate of Incorporation, as amended from time to time and (ii) immediately prior to a QPO.
     Section 6.5. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five days after having been sent by registered or

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certified mail, the return receipt requested, postage prepaid; or (d) the next business day after deposit with a nationally recognized overnight courier, specifying next day deliver, with written certification of receipt. All communications shall be sent to the Company at the address or facsimile number set forth on its signature page hereto, with a copy to Goodwin Procter LLP, Exchange Place, Boston, MA 02109 and to each Investor at the address or facsimile number set forth below such party’s signature hereto.
     Section 6.6. Headings. The Article and Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement and the other agreements, documents and instruments executed and delivered in connection herewith with counsel sophisticated in investment transactions. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the agreements, documents and instruments executed and delivered in connection herewith shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement and the agreements, documents and instruments executed and delivered in connection herewith.
     Section 6.7. Counterparts. This Agreement may be executed in one or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.
     Section 6.8. Remedies; Severability. It is specifically understood and agreed that any breach of the provisions of this Agreement by any Person subject hereto will result in irreparable injury to the other parties hereto, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other legal or equitable remedies which they may have, such other parties may enforce their respective rights by actions for specific performance (to the extent permitted by law) and the Company may refuse to recognize any unauthorized Transferee as one of its Shareholders for any purpose, including, without limitation, for purposes of dividend and voting rights, until the relevant party or parties have complied with all applicable provisions of this Agreement.
     In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.
     Section 6.9. Consent to Jurisdiction. Each of the parties hereto consents to exclusive jurisdiction, service of process and venue in the federal or state courts of the State of Delaware for any claim, suit or proceeding arising under this Agreement. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.5 shall be deemed effective service of process on such party.

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     Section 6.10. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.
     Section 6.11. Adjustments. All references to share prices and amounts herein shall be equitably adjusted to reflect stock splits, stock dividends, recapitalizations and similar changes affecting the capital stock of the Company.
     Section 6.12. Law Governing. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware (without giving effect to principles of conflicts of law).
     Section 6.13. Successors and Assigns.
          (a) This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto as contemplated herein, and any successor to the Company by way of merger or otherwise shall specifically agree to be bound by the terms hereof as a condition of such successor. Each Investor shall have the right to assign its rights under this Agreement to any Transferee of such Investor’s Shares, and any such Transferee shall be deemed within the definition of a “Investor”; provided, that the rights afforded to a Series A Major Investor or a Series B Major Investor shall only be transferable to transferee(s) or affiliated group(s) of transferees of no less than 500,000 shares of common stock of the Company (as appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock distribution, stock dividend or similar event); provided, further, that the right to designate a board member shall only be transferable to a single transferee or affiliated group of transferees that otherwise meets the foregoing ownership threshold requirement.
          (b) Each transferee or assignee of any Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering a Form of Joinder Agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of a Form of Joinder Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be an Investor. The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 6.12. Each certificate representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be endorsed by the Company with the legends set forth Section 6.2.
[SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, the parties hereto have caused this Shareholders Agreement to be duly executed as of the date first set forth above.
THE COMPANY:

Haights Cross Communications, Inc.
By:	/s/ Peter J. Quandt
	Name:	Peter J. Quandt
	Title:	Chief Executive Officer

INVESTORS:

/s/ Peter J. Quandt
Peter J. Quandt

SERIES A PREFERRED SHAREHOLDERS

Media/Communications Partners III Limited Partnership

By: M/C III L.L.C., its General Partner

By:	/s/ Christopher S. Gaffney
Name:	Christopher S. Gaffney
Title:	Manager

M/C Investors L.L.C.

By::	/s/ Christopher S. Gaffney

Name:	Christopher S. Gaffney
Title:	Manager

SERIES B PREFERRED SHAREHOLDERS

Columbia Funds Master Investment Trust- Columbia High Income Master Portfolio
By: MacKay Shields LLC, its subadvisor

By:	/s/ J. Matthew Philo

Name: J. Matthew Philo
Title: Senior Managing Director

Columbia Funds Variable Insurance Trust 1- Columbia High Yield Fund, Variable Series
By: MacKay Shields LLC, its subadvisor

By:	/s/ J. Matthew Philo

Name: J. Matthew Philo
Title: Senior Managing Director

The Mainstay Funds on Behalf of its High Yield Corporate Bond Fund
By: MacKay Shields LLC, its subadvisor

By:	/s/ J. Matthew Philo

Name: J. Matthew Philo
Title: Senior Managing Director

The Mainstay Funds on Behalf of its Diversified Income Fund
By: MacKay Shields LLC, its subadvisor

By:	/s/ J. Matthew Philo

Name: J. Matthew Philo
Title: Senior Managing Director

Mainstay VP Series Fund, Inc. on Behalf of its High Yield Corporate Bond Portfolio
By: MacKay Shields LLC, its subadvisor

By:	/s/ J. Matthew Philo

Name: J. Matthew Philo
Title: Senior Managing Director

Quadrangle Debt Recovery Income Fund LP
By: Quadrangle Debt Recovery Advisors LP
Its: Advisor

By:	/s/ Christopher Santana

Name: Christopher Santana
Title: Managing Principal

Quadrangle Debt Opportunities Fund LP
By: Quadrangle Debt Recovery Advisors LP
Its: Advisor

By:	/s/ Christopher Santana

Name: Christopher Santana
Title: Managing Principal

QDRF Master Ltd.
By: Quadrangle Debt Recovery Advisors LP
Its: Advisor

By:	/s/ Christopher Santana

Name: Christopher Santana
Title: Managing Principal

Quadrangle Debt Recovery Income Fund Master Ltd
By: Quadrangle Debt Recovery Advisors LP
Its: Advisor

By:	/s/ Christopher Santana

Name: Christopher Santana
Title: Managing Principal

Quadrangle Debt Opportunities Fund Master Ltd
By: Quadrangle Debt Recovery Advisors LP
Its: Advisor

By:	/s/ Christopher Santana

Name: Christopher Santana
Title: Managing Principal

Glenview Capital Master Fund, Ltd.

By:	/s/Mark Horowitz

Name: Mark Horowitz
Title: Chief Operating Officer and General Counsel

Glenview Institutional Partners, L.P.

By:	/s/Mark Horowitz

Name: Mark Horowitz
Title: Chief Operating Officer and General Counsel

Glenview Capital Partners, L.P.

By:	/s/Mark Horowitz

Name: Mark Horowitz
Title: Chief Operating Officer and General Counsel

Deephaven Distressed Opportunities Trading Ltd.

By:	Jeffrey Golbus

Name: Jeffrey Golbus
Title: Portfolio Manager

SCHEDULE A
Peter J. Quandt
Media/Communications Partners III Limited Partnership
M/C Investors L.L.C.
Columbia Funds Master Investment Trust-Columbia High Income Master Portfolio
Columbia Funds Variable Insurance Trust 1 — Columbia High Yield Fund, Variable Series
The Mainstay Funds on Behalf of its High Yield Corporate Bond Fund
The Mainstay Funds on Behalf of its Diversified Income Fund
Mainstay VP Series Fund, Inc. on Behalf of its High Yield Corporate Bond Portfolio
Quadrangle Debt Recovery Income Fund LP
Quadrangle Debt Opportunities Fund LP
QDRF Master Ltd.
Glenview Capital Master Fund, Ltd.
Glenview Institutional Partners, L.P.
Glenview Capital Partners, L.P.
Deephaven Distressed Opportunities Trading Ltd.

EXHIBIT A
Form of Joinder Agreement
     The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Shareholders Agreement (the “Agreement”) dated as of                     , 2007, by and among Haights Cross Communications, Inc. (the “Company”) and the parties named therein and for all purposes of the Agreement, the undersigned shall be included within the term “Investor” (as defined in the Agreement). The undersigned further confirms that the representations and warranties contained in Section II of the Agreement are true and correct as to the undersigned as of the date hereof. The address and facsimile number to which notices may be sent to the undersigned is as follows:
Facsimile No.                                        .

[NAME OF UNDERSIGNED]